Exhibit 5.1

February 11, 2005

Propex Fabrics Inc.

260 The Bluffs

Austell, Georgia 30168

Ladies and Gentlemen:

We have acted as counsel to Propex Fabrics Inc., a Delaware corporation (the “Company”), in connection with the offer by the Company to exchange $1,000 principal amount of its 10% Senior Exchange Notes due 2012 (the “Exchange Notes”) for each $1,000 principal amount of its 10% Senior Notes due 2012 issued on December 1, 2004 (the “Original Notes”), of which an aggregate of $150,000,000 principal amount of Original Notes is outstanding (the “Exchange Offer”). The Company is filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (the “Registration Statement”), with respect to the Exchange Offer under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined originals or copies certified by officers of the Company of (a) the Indenture, dated as of December 1, 2004 (the “Indenture”), by and among the Company, the guarantors named therein and Wells Fargo Bank, N.A., as Trustee (the “Trustee”), pursuant to which the Original Notes were issued and the Exchange Notes will be issued, (b) the Certificate of Incorporation and Bylaws of the Company, each as amended to date, (c) certain resolutions adopted by the Board of Directors of the Company, and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigation of law as we have deemed necessary and relevant as a basis hereof. In such examination and investigation, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indenture and the due authentication of the Original Notes by a duly authorized officer of the Trustee.

Propex Fabrics Inc.

February 11, 2005

Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	the Company is validly existing as a corporation under the laws of Delaware; and

2.	the Original Notes have been validly authorized and issued, the Exchange Notes have been validly authorized, and (subject to the Registration Statement becoming effective, the Indenture being qualified under the Trust Indenture Act of 1939 and any state securities or Blue Sky laws being complied with) when (i) the Exchange Notes have been duly executed by duly authorized officers of the Company, (ii) the Exchange Notes have been duly authenticated by the Trustee under the Indenture, and (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Company, all in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes issued in exchange for the Original Notes in accordance with the terms of the Exchange Offer will be validly issued and legally binding obligations of the Company entitled to the benefits of the Indenture.

The foregoing opinion is based on and limited to the General Corporation Law of the State of Delaware and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading “Validity of the Exchange Notes” in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Bracewell & Patterson, L.L.P.
Bracewell & Patterson, L.L.P.